1
Exhibit
21
Subsidiaries
of Cal-Maine
Foods, Inc.
Name of Subsidiary
Place of Incorporation
or
Organization
Percentage
of Outstanding
Stock or
Ownership
Interest
Held by
Registrant
American
Egg Products,
LLC
Georgia 100%
Texas Egg
Products, LLC
Texas 100%
Benton County Foods, LLC Arkansas 100%
MeadowCreek
Foods, LLC
Mississippi 100%
Cal-Maine Real Estate LLC Mississippi 100%
Eggcellent
Insurance Company,
LLC
Vermont 100%
Crepini
Foods, LLC
Delaware 51%
Echo Lake
Foods, LLC
Delaware 100%
ELT, LLC Wisconsin 100%
Echo Lake
Huntington
435, LLC
Wisconsin 100%
Blue Grass
Real Estate
Company,
LLC
Wisconsin 100%
Echo Yorkville,
LLC
Wisconsin 100%
Xenitel, LLC Delaware 100%
Echo Lake
Huntington,
LLC
Delaware 100%